Exhibit 99.1

Contacts:
Media: Troy Gravitt at 703.469.1004 or tgravitt@fbr.com
Investors:  Bradley J. Wright at 703.469.1080 or fbcmir@fbr.com

FBR Capital Markets Reports
Third Quarter 2009 Financial Results

ARLINGTON, VA, October 20, 2009 – FBR Capital Markets Corporation (NASDAQ: FBCM) (FBR Capital Markets or “the Company”) today reported a pre-tax loss of $7.0 million and a net after-tax loss of $7.0 million, or $0.11 per diluted share, for the quarter ended September 30, 2009. These results compare to a pre-tax loss of $46.7 million and a net after-tax loss of $28.6 million, or $0.44 per diluted share, in the third quarter of 2008.

FBR Capital Markets’ pre-tax core operating earnings were $1.4 million for the third quarter of 2009 compared to a pre-tax core operating loss of $26.2 million in the third quarter of 2008.  This non-GAAP measurement excludes specific non-core items and non-cash expenses, including $5.2 million of stock-based compensation expense. See “Non-GAAP Financial Measures” below for a reconciliation of the Company’s non-GAAP pre-tax core operating results to its GAAP pre-tax operating results for the specified 2009 and 2008 periods.

Third quarter 2009 net revenue was up 57% to $71.4 million, compared to $45.6 million in the third quarter of 2008, and up 51% from $47.3 million for the second quarter of 2009.  The increased revenue production was primarily due to a meaningful increase in investment banking activity during the third quarter of 2009.

The Company continues its focus on maintaining a reduced cost structure. Third quarter 2009 non-interest expenses were $78.4 million, down 15% compared to the third quarter of 2008, despite the 57% increase in net revenues. Non-compensation expenses in the third quarter of 2009 were $31.3 million, compared with $36.6 million in the third quarter of 2008 and $33.4 million in the second quarter of 2009.

As of September 30, 2009, shareholders’ equity totaled $295.8 million, with $244.1 million held in cash, and book value per share was $4.65.

“We have continued to take important steps in broadening our firm and increasing our capabilities to serve middle market issuers.  During the third quarter, we launched a credit sales and trading business, onboarded our prime brokerage and listed option leadership teams, and acquired a New York-based corporate advisory firm,” said Richard J. Hendrix, President and Chief Executive Officer of FBR Capital Markets. “Even as we have made these and other strategic additions to enhance and diversify our business, we were able to return the company to cash profitability within our core operations. I am confident that through the efforts and commitment of our entire team, we will continue this profit trend through the remainder of the year.

Investors wishing to listen to the earnings call at 8:30 A.M. U.S. EDT, Wednesday, October 21, 2009, may do so via the Web or conference call at:

Webcast link:
http://investor.shareholder.com/media/eventdetail.cfm?mediaid=39128&c=FBCM&mediakey=B24792336432B6FD2DEC7C61E86C5B8D&e=0
Conference call dial-in number (domestic, toll-free): 888.477.8284
Conference call dial-in number (international): 201.604.5059
Conference call code: 218055

Replays of the webcast will be available after the call.

FBR Capital Markets Corporation (NASDAQ: FBCM) provides investment banking, merger and acquisition advisory, institutional brokerage, prime brokerage and research services through its subsidiary FBR Capital Markets & Co.  FBR Capital Markets focuses capital and financial expertise on seven industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom.  Asset management services are provided by FBR Investment Management, Inc., and mutual funds are provided by FBR Fund Advisers, Inc.; both companies are subsidiaries of FBR Capital Markets Corporation.  FBR Capital Markets is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London.  For more information, please visit www.fbrcapitalmarkets.com.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance for present or future periods constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions.  For a discussion of these and other risks and important factors that could affect FBR Capital Markets’ future results and financial condition, see "Risk Factors" in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009; "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and other items throughout the Company’s Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial data follow.

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter ended		Nine months ended
	September 30,		September 30,

	2009	2008	2009	2008
REVENUES:
Investment banking:
Capital raising	$28,977	$6,762	$37,549	$75,632
Advisory	4,744	5,999	12,726	15,267
Institutional brokerage:
Principal transactions	10,468	2,610	31,638	13,455
Agency commissions	21,008	33,792	73,184	89,499
Asset management:
Base management fees	2,896	3,710	7,941	12,507
Interest income	346	8,680	1,389	16,022
Net investment income (loss)	29	(11,043)	(49)	(15,326)
Other	2,972	184	4,293	710
Total revenues	71,440	50,694	168,671	207,766
Interest expense	-	5,139	252	7,677
Revenues, net of interest expense	71,440	45,555	168,419	200,089

NON-INTEREST EXPENSES:
Compensation and benefits	47,129	55,604	119,680	174,740
Professional services	5,891	9,281	15,019	29,285
Business development	2,931	5,189	9,160	23,833
Clearing and brokerage fees	3,787	3,810	10,844	10,775
Occupancy and equipment	9,062	8,077	24,822	25,045
Communications	5,258	5,700	15,611	17,908
Impairment of intangible assets	-	-	5,350	-
Other operating expenses	4,340	4,576	12,089	11,389
Total non-interest expenses	78,398	92,237	212,575	292,975

Loss before income taxes	(6,958)	(46,682)	(44,156)	(92,886)

Income tax provision (benefit)	12	(18,122)	725	(28,903)

Net loss	$(6,970)	$(28,560)	$(44,881)	$(63,983)

Basic loss per share	$(0.11)	$(0.44)	$(0.76)	$(0.99)
Diluted loss per share	$(0.11)	$(0.44)	$(0.76)	$(0.99)

Weighted average shares - basic (in thousands)	63,181	64,988	58,912	64,741
Weighted average shares - diluted (in thousands)	63,181	64,988	58,912	64,741

Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles (GAAP), FBR Capital Markets has disclosed non-GAAP pre-tax core operating earnings (losses) for the quarters ended September 30, 2009 and 2008 in this press release. This non-GAAP measurement is used by management to analyze and assess the results of the core capital markets and asset management operating units. In determining core earnings (losses), FBR Capital Markets has excluded from GAAP financial results the following non-core operating items: (1) severance costs associated with reductions in headcount (2) corporate transaction costs, which includes costs related to reductions in physical space and costs associated with business combinations and acquisitions, and (3) net investment income (losses) from our mortgage-backed securities and long-term investments. FBR Capital Markets has also excluded the following non-cash expenses: (1) impairment of intangible assets, (2) compensation costs associated with stock-based awards and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company, and provides additional clarity around the firm's forward earnings capacity and trend.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of FBR Capital Markets’ business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes income (loss) before income taxes on a GAAP basis and core earnings (loss) before income taxes on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

	Q3 - 09	Q2 - 09	Q1 - 09	Q4 - 08	Q3 - 08

Net revenues before net investment income/loss	$71,411	$45,959	$51,098	$47,828	$56,598
GAAP pre-tax loss	$(6,958)	$(21,640)	$(15,558)	$(105,334)	$(46,682)
Non-core items:
Severance	219	191	560	10,425	3,575
Corporate transaction costs	2,274	-	-	-	-
Net investment loss, MBS	-	-	1,043	33,622	-
Net investment (income) loss, long-term investments	(29)	(1,369)	404	32,387	11,043
Non-cash expenses:
Impairment of intangible assets	-	5,350	-	-	-
Stock compensation expense	5,213	4,786	4,341	6,806	5,540
Amortization of intangible assets	685	291	291	291	291
Non-GAAP pre-tax core operating income (loss)	$1,404	$(12,391)	$(8,919)	$(21,803)	$(26,233)

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	30-Sep-09	31-Dec-08

Cash and cash equivalents	$244,147	$207,801
Receivables	16,506	32,110
Investments:
Mortgage-backed securities, at fair value	-	454,339
Long-term investments	35,581	41,174
Trading securities, at fair value	52,095	17,954
Due from brokers, dealers and clearing organizations	87,768	-
Derivative assets, at fair value	-	264
Goodwill and intangible assets, net	8,685	8,943
Furniture, equipment and leasehold improvements, net	17,717	24,442
Prepaid expenses and other assets	9,598	13,342
Total assets	$472,097	$800,369

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$30,543	$8,325
Repurchase agreements	-	416,037
Accrued compensation and benefits	37,233	43,919
Accounts payable, accrued expenses and other liabilities	21,932	25,352
Due to brokers, dealers and clearing organizations	86,566	3,009
Total liabilities	176,274	496,642

Shareholders' equity:
Common stock	64	60
Additional paid-in capital	424,517	396,059
Restricted stock units	17,606	9,309
Accumulated other comprehensive loss	-	(218)
Accumulated deficit	(146,364)	(101,483)
Total shareholders' equity	295,823	303,727
Total liabilities and shareholders' equity	$472,097	$800,369

Book Value per Share	$4.65	$5.18

Shares Outstanding (in thousands)	63,571	58,652

FBR CAPITAL MARKETS CORPORATION
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-3 09	Q-2 09	Q-1 09	Q-4 08	Q-3 08
Revenues, net of interest expense	$71,440	$47,328	$49,651	$(18,181)	$45,555

Non-interest expenses:
Variable	29,360	19,405	21,143	17,801	30,640
Fixed	49,038	44,213	44,066	69,352	61,597
Impairment of intangible assets	-	5,350	-	-	-

Loss before income taxes	(6,958)	(21,640)	(15,558)	(105,334)	(46,682)

Income tax provision (benefit)	12	104	609	25,413	(18,122)
Net loss	$(6,970)	$(21,744)	$(16,167)	$(130,747)	$(28,560)

Fixed expenses	$49,038	$44,213	$44,066	$69,352	$61,597
Less: Non-cash expenses	5,898	5,077	4,632	7,097	5,831
Corporate transaction costs	2,274	-	-	-	-
Severance	219	191	560	10,425	3,575
Cash fixed costs	$40,647	$38,945	$38,874	$51,830	$52,191

Statistical Data
Net assets under management (in millions)
Mutual funds	$1,468.1	$1,364.9	$1,079.8	$1,179.4	$1,427.1
Managed accounts	-	-	128.8	216.6	276.8
Hedge & offshore funds	3.0	4.1	16.1	21.0	27.5
Private equity and venture capital funds	12.3	12.4	13.6	15.9	16.2
Total	$1,483.4	$1,381.4	$1,238.3	$1,432.9	$1,747.6

Employee count	583	554	550	568	652